EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                      906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Christopher Glover, Chief Executive Officer of Auto Data Network, Inc. (the Company) and Lee Cole, Chief Financial Officer of the Company, do each certify, pursuant to 18 U.S.C. ss. 1350, that:

1. The quarterly report on Form 10-QSB of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Christopher Glover
-----------------------
Christopher Glover
Chief Executive Officer
October 18, 2004

/s/ Lee Cole
-----------------------
Lee Cole
Chief Financial Officer
October 18, 2004


                                       18